                             SECURITIES AND EXCHANGE COMMISSION
                                    Washington, DC 20549

                                          FORM 8-K
                                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                      October 26, 2004
                             (date of earliest event reported)

                         BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    as Depositor under a
                          Pooling and Servicing Agreement dated as
                                     of October 1, 2004
                               providing for the issuance of

                                       $1,306,463,000

                       Bear Stearns Asset Backed Securities I Trust
                        Asset-Backed Certificates, Series 2004-BO1

             Delaware                    333-113636                20-0842986
         (State or other                (Commission              (IRS Employer
          jurisdiction of                File Number)             Identification
          Incorporation)                                          Number)

                                     383 MADISON AVENUE
                                  NEW YORK, NEW YORK 10179
                           (Address of principal executive offices)

                      Registrant's telephone number, including area code:

                                      (212) 272-2000

Item 8.01.  Other Events.

The tables and materials filed separately, under cover of Form SE in accordance with Rule
202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Bear,
Stearns & Co. Inc. (the "Underwriter") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions.  Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

The following Exhibit is filed separately, under cover of Form SE (filed October 26,
2004 under CIK #0001283557) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

99.1  Certain Computational Materials prepared by the Underwriter in connection with
Bear Stearns Asset Backed Securities I Trust Asset-Backed Certificates, Series
2004-BO1.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Structured Asset
Mortgage Investments II Inc. relating to its Bear Stearns Asset Backed Securities I
Trust Asset-Backed Certificates, Series 2004-BO1.

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                                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Commission Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 26, 2004

                        BEAR STEARNS ASSET BACKED SECURITIES LLC.
                        (Registrant)

                        By:  /s/ Baron Silverstein
                        Name:    Baron Silverstein
                        Title:   Vice President
                        (Authorized Officer)

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